UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2010, Ener1, Inc. (the “Company”) completed a transaction with funds managed by Goldman Sachs Asset Management, L.P. and certain other investors (collectively, the “Investors”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) under which the Company sold to the Investors an aggregate of $25,000,000 of senior unsecured notes (the “Notes”), 339,783 shares of the Company’s common stock (the “Common Stock”) and warrants exercisable for 1,019,353 shares of common stock (the “Warrants”), for the aggregate consideration of $25,000,000.  The Notes were issued pursuant to a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Each Note will accrue interest at a rate of 8.25% per annum, and will amortize at a rate of one-tenth of its face amount on a quarterly basis, with the first amortization payment due on April 1, 2011.  An amount equal to the first two amortization payments will be deposited into a blocked account to secure such amortization payments.  Each Note may, at the Company’s election, be repaid in cash or Common Stock, or any combination thereof, provided that stock payments will be valued at 91.75% of the then current market price of the Common Stock, and provided further that the Company must meet certain equity conditions before it is permitted to pay the Notes in Common Stock, including having an effective registration statement covering the resale of the Common Stock to be issued as payment of the Note.  Upon the effectiveness of such registration statement (as further described below), any funds remaining in the blocked account will be released to the Company.  If an amortization payment consists of more than 50% cash, the amount in excess of 50% will be paid together with a premium of 15% of such amount.  The Notes are subject to customary covenants, including covenants pertaining to cash maintenance and certain restrictions on the repayment of indebtedness.  The Notes mature on July 1, 2013; however, the Investors may accelerate all amounts due under the Notes upon an event of default, change of control or certain other major corporate transactions.

The Warrants have a term of five years, an exercise price of $4.68 per share, customary anti-dilution adjustments, and are redeemable at the option of the holder if a fundamental change (as defined in the Warrants) occurs.  The Common Stock and the Warrants are being issued pursuant to an existing shelf registration statement.

The Company will be required to register for resale the maximum number of shares of Common Stock that it is able to issue in repayment of the Notes pursuant to a registration rights agreement (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Company is required to file a registration statement covering the resale of the maximum number of shares of Common Stock that it is able to issue in repayment of the Notes within 60 business days after the closing, and to have such registration statement declared effective by the SEC within 90 days after the closing (120 days if such registration statement is subject to a full review by the SEC).  If the Company does not meet these deadlines, the Company may have to pay the liquidated damages specified in the Registration Rights Agreement.  The above description of the Securities Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the transactions contemplated thereby, is not intended to be complete and is qualified in its entirety by the full text of such documents, all of which are attached as exhibits to this filing and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 3, 2011, the Company issued a press release entitled “ENER1 Completes $25-Million Capital Raise.”  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Securities Purchase Agreement, dated as of December 31, 2010, by and between Ener1 and the investors party thereto.

Exhibit 1.2 Form of Note.

Exhibit 1.3 Form of Warrant.

Exhibit 1.4 Registration Rights Agreement, dated as of December 31, 2010, by and between Ener1 and the investors party thereto.

Exhibit 99.1 Press release dated January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

January 3, 2011	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
1.1	Securities Purchase Agreement, dated as of December 31, 2010, by and between Ener1 and the investors party thereto.
1.2	Form of Note.
1.3	Form of Warrant.
1.4	Registration Rights Agreement, dated as of December 31, 2010, by and between Ener1 and the investors party thereto.
99.1	Press Release dated January 3, 2011.